Exhibit 11
                                                               __________


                    COMPUTATION OF PER SHARE EARNINGS



   The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three months ended November 30, 1993 and 1992.



   Three months ended November 30, 1993:

        27,227,108 x shares outstanding for  1 day             27,227,108
        27,214,570 x shares outstanding for 15 days           408,218,550
        27,145,448 x shares outstanding for 14 days           380,036,272
        27,022,276 x shares outstanding for 12 days           324,267,312
        26,820,618 x shares outstanding for 19 days           509,591,742
        26,420,208 x shares outstanding for 11 days           290,622,288
        26,388,690 x shares outstanding for 19 days           501,385,110
                                                            _____________
                                                            2,441,348,382
        Divided by number of days during the period                    91
                                                            _____________
                                                               26,828,004


   Three months ended November 30, 1992:

        27,133,567 x shares outstanding for 28 days           759,739,876
        27,133,663 x shares outstanding for 23 days           624,074,249
        27,134,265 x shares outstanding for 40 days         1,085,370,600
                                                            _____________
                                                            2,469,184,725
        Divided by number of days during the period                    91
                                                            _____________
                                                               27,133,898